EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3, No. 333-222828) dated February 13, 2018,

(2)	Registration Statement (Form S-3, No. 333-216626) dated March 21, 2017,

(3)	Registration Statement (Form S-3MEF, No. 333-215772) dated January 27, 2017,

(4)	Registration Statement (Form S-8, No. 333-212119) dated June 20, 2016 pertaining to the Amended and Restated 2007 Long-Term Incentive Plan,

(5)	Registration Statement (Form S-3, No. 333-208629) dated January 13, 2016,

(6)	Registration Statement (Form S-8, No. 333-189406) dated June 18, 2013 pertaining to the Athersys, Inc. Long-Term Incentive Plan,

(7)	Registration Statement (Form S-8, No. 333-175023) dated June 20, 2011 pertaining to the Athersys, Inc. Long-Term Incentive Plan,

(8)	Registration Statement (Form S-8, No. 333-147379) dated November 14, 2007 pertaining to the Athersys, Inc. Equity Incentive Compensation Plan, and

(9)	Registration Statement (Form S-8, No. 333-147380) dated November 14, 2007 pertaining to the Athersys, Inc. Long-Term Incentive Plan;
of our reports dated March 14, 2019, with respect to the consolidated financial statements and schedule of Athersys, Inc. and the effectiveness of internal control over financial reporting of Athersys, Inc. included in this Annual Report (Form 10-K) of Athersys, Inc. for the year ended December 31, 2018.

/s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 14, 2019